EXHIBIT 5

                                WILLIAM F. SORIN
                                 ATTORNEY-AT-LAW
                                 823 PARK AVENUE
                            NEW YORK, NEW YORK 10021

                                                       TELEPHONE: (212) 249-0732
                                                       FACSIMILE: (212) 249-5364


                               September 21, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-1004

                  Re:   COMVERSE TECHNOLOGY, INC.
                        -------------------------

Ladies and Gentlemen:

         The undersigned has acted as legal counsel to Comverse Technology, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof and relating to an aggregate of $300,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Subordinated Debentures due 2005 (the "Debentures"), initially convertible into 4,651,163 shares (the "Subject Shares") of the Company's common stock, par value $.10 per share, to be offered for resale by the Selling Holders identified therein.

         In the capacity of legal counsel to the Company, the undersigned has examined originals or copies, certified or otherwise identified to the satisfaction of the undersigned, of such documents, corporate records and other instruments as the undersigned has deemed necessary for the purpose of rendering this opinion. In the course of such examinations, the undersigned has assumed the genuineness of all documents submitted as originals and the conformity to originals and certified documents of all copies submitted as conformed copies.

         Based upon and subject to the foregoing, the undersigned is of the opinion that (i) the Debentures are legally issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and (ii) the Subject Shares, when such Subject Shares have been duly issued and delivered by the Company upon conversion of the Debentures in accordance with the Indenture will be validly issued, fully paid and nonassessable.

         The  undersigned  hereby  consents  to the  filing of this  opinion  as
Exhibit 5 to the Registration Statement and the reference to the undersigned under the caption "Legal Matters" in the Prospectus contained therein. In giving the foregoing consent, the undersigned does not thereby admit that the undersigned is within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulation of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,


                                                     /s/ WILLIAM F. SORIN
                                                     --------------------
                                                     William F. Sorin